Letter to Stockholders

InvenTrust Properties

July 6, 2017

Dear Fellow Stockholder,

On June 1, 2017, InvenTrust Properties Corp. ("InvenTrust" or "IVT") held its 2017 Annual Meeting of Stockholders. We are pleased to announce that stockholders voted to elect all of InvenTrust's seven incumbent directors to the Company's Board for one year terms and to ratify the Audit Committee's selection of KPMG to serve as IVT's independent registered public accounting firm for 2017. Each director received over 89.9% FOR votes and KPMG was approved with over 96.5% of the vote. We appreciate the support of all IVT stockholders that voted at the Annual Meeting.

At the Annual Meeting, management also delivered a presentation to the audience discussing the Company's recent accomplishments and activities, as well as our strategy moving forward. **Of note, in April 2017 InvenTrust increased our distribution rate by approximately 3% to an annualized rate of $0.0695 per share.** This increase reflects the Board and management's confidence in InvenTrust's long-term financial performance and is a result of our progress and portfolio transformation to date. **Additionally, in May we announced a $0.15 increase in our estimated share value, bringing it to $3.29.** This increase in share value demonstrates the progress we have made and the success of our strategy over the past year.

Other strategic highlights include:

- The addition of three new Board members with retail and real estate experience;
- The completion of a $240 million modified "Dutch Auction" tender offer;
- The enhancement of InvenTrust's balance sheet and payment of outstanding debt;
- Rotating out of 20+ low-growth properties with less favorable market demographics into premier assets in Sunbelt markets with high job and income growth; and
- The sale of our student housing platform for a gross sales price of $1.4 billion.

The remainder of the presentation focused on our portfolio investment strategy and long-term plan. **Our goal is to have a portfolio with the right centers in the right markets** driven by a simple, focused and disciplined acquisition strategy. **The right properties** for InvenTrust include open-air grocery anchored and necessity-based power centers. We believe these centers are e-commerce resistant, will maintain a high occupancy level and increase the income generated by the portfolio. Below is a recap of a few recent acquisitions that correspond to our stated strategy:



Campus Marketplace

- San Marcos, CA (San Diego)
- ABR PSF - $28.02
- Ralph's anchored
- #1 grocer in market
- 95% occupied
- 3-mile Avg. Household Income - $80,800
- 3-mile Population – 88,400


Publix

Westfork Plaza / Paraiso Parc

- Pembroke Pines, FL (Miami)
- ABR PSF - $20.90
- Publix anchored
- #1 grocer in market
- 3-mile Avg. Household Income - $102,800
- 3-mile Population – 108,100


SAFEWAY

The Shops at Town Center

- Germantown, MD (Baltimore/D.C.)
- ABR PSF - $26.07
- Safeway anchored
- Core grocer
- 100% occupied
- 3-mile Avg. Household Income - $105,800
- 3-mile Population – 104,300

The right markets for InvenTrust include growing Sun Belt markets such as Dallas, Houston, Florida, Raleigh and Southern California. These markets all have strong population and employment growth, which we believe will lead to future rent increases in these regions. We believe InvenTrust will have a significant advantage by strategically targeting Sun Belt markets with these robust fundamentals. Finally, we want to continue to opportunistically sell assets where value has been maximized and maintain our strong balance sheet and capital structure to provide us with the ability to execute on our portfolio strategies. We continue to believe that the execution of these initiatives will give us the financial flexibility to effectively evaluate, and potentially pursue, various liquidity options for our stockholders when the appropriate market conditions exist. We are aware of the negative perception of the retail space that exists in part due to store closings, the impact of e-commerce on retail and the uncertainty coming out of Washington. Despite this environment our portfolio has been only marginally impacted by store closings and we believe our centers are internet resistant because they are grocery and necessity-based properties. We recognize that retail fundamentals will need to improve before we consider pursuing a liquidity event. New Corporate Headquarters for InvenTrust In July, InvenTrust will be relocating its corporate headquarters from 2809 Butterfield Road, Oak Brook, IL to Highland Landmark II building located at 3025 Highland Parkway, Downers Grove, IL. IVT will lease 22,000 square feet, which will significantly reduce our office rent. We believe this new location is an excellent fit for our company. This relocation will enable us to reduce our operating expenses while working out of a more inventive office space. We believe this new, smaller headquarters will benefit our employees by providing them an office environment more conducive to collaboration, communication, teamwork and efficiency throughout all levels of the organization. 2nd Quarter Cash Distribution Enclosed is a check for your cash distribution equaling $0.017375 per share for the second quarter of 2017. If you have invested through a trustee, a distribution statement is enclosed in lieu of a check. As always please feel free to contact us with any questions at 855-377-0510 or investorrelations@inventrustproperties.com. Sincerely, INVENTRUST PROPERTIES CORP. Thomas P. McGuinness President, CEO Forward-Looking Statements in this letter, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These statements include statements about the Company’s plans and strategies and future events, including the declaration, payment, timing and rate of any future distributions, the availability of cash flow from operating activities to fund distributions, the Company’s ability to successfully execute on its long-term strategy, and the Company’s ability to offer liquidity to its stockholders, among other things. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain and involve known and unknown risks that are difficult to predict. For a discussion of factors that could materially affect the outcome of the Company’s forward-looking statements and our future results and financial condition, see the Risk Factors included in the Company’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. You are cautioned not to place undue reliance on any forward-looking statements, which are made as of the date of this letter. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information, future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward looking statements = InvenTrust Target Markets